Exhibit 21.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-194046) pertaining to the 2012 Stock Incentive Plan of Prosperity Bancshares, Inc., and

(2)	Registration Statement (Form S-8 No. 333-123366) pertaining to the 2004 Stock Incentive Plan of Prosperity Bancshares, Inc.,

of our report dated February 7, 2019, with respect to the consolidated financial statements of LegacyTexas Financial Group, Inc. included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Dallas, Texas

January 17, 2020